Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the inclusion of our report dated December 16, 2024, with respect to our audits of Klotho Neurosciences, Inc. and subsidiary’s (the “Company”) financial statements as of December 31, 2023 and 2022 and for the years then ended, in the Company’s Form S-1. Our report contained an explanatory paragraph regarding substantial doubt about the Company’s ability to continue as a going concern.

We also consent to the reference to our Firm under the caption “Experts” in such Registration Statement.

BCRG Group

Irvine, California

January 29, 2025